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                                                                     Exhibit 5.1
                                   December 19, 2000

  COMFORCE Corporation
  415 Crossways Park Drive
  P.O. Box 9006
  Woodbury, NY  11797

       RE:  COMFORCE Corporation
            Registration Statement of Form S-3

  Ladies and Gentlemen:

       We have acted as counsel for COMFORCE Corporation, a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 555,628 shares of the Company's common stock ("Common Stock") pursuant to the Securities Act of 1933, as amended (the "Act"), for sale by certain selling stockholders.

       In connection with the registration, we have examined the following:

       (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

       (b) The Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus which is a part thereof (the "Prospectus"), relating to the Common Stock, as filed with the SEC;

       (c) Resolutions of the Board of Directors of the Company authorizing the issuance of the Common Stock; and

       (d) Such other agreements, documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

       The opinions hereinafter expressed are subject to the following qualifications and assumptions :

       (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

       (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

       Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the State of Delaware are concerned, it is our opinion that the 555,628 shares of Common Stock being registered for resale under the Registration Statement, all of which shares are issuable upon the exercise of options, will, when issued upon the proper exercise of such options, be legally issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus in connection with the matters referred to under the caption "Legal Matters."

                           Very truly yours,

                           /s/ Doepken Keevican & Weiss

                           DOEPKEN KEEVICAN & WEISS
                           PROFESSIONAL CORPORATION